                                                                    EXHIBIT 3.16

                            NETCO - CONNECTICUT, INC.

                                     BY-LAWS


                                   ARTICLE I

                                    OFFICES

         Section 1.01. Principal Office. The principal office of the Corporation shall be located in Greenwich, Connecticut The Corporation may have offices at such other place or places within or outside of the State of Connecticut as the Board of Directors may, from time to time, designate or the business of the Corporation may require.

                                   ARTICLE II

                                  SHAREHOLDERS

         Section 2.01. Place of Meetings. The annual meetings of the shareholders shall be held at the principal office or at such place or places within or outside the State of Connecticut as shall be determined by the Board of Directors.

         Section 2.02. Annual Meeting. The annual meeting of the shareholders shall be held on any Tuesday in the month of June in each year, if not a legal holiday, and if a legal holiday, then on the next day following which is not a legal holiday, at ten o'clock (10) A.M. for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

         If the election of directors shall not be held on the day designated herein for an annual meeting of the shareholders or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as is practicable.

         Section 2.03. Place of Special Meetings. Special meetings of shareholders may be held, from time to time, at such time and place, within or outside the State of Connecticut, as shall be stated in a notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2.04. Special Meetings. Special meetings of shareholders may be called at any time, for any purpose or purposes, by the Board of Directors or by the President. Upon the written request of the holders of not less than one-tenth (1/10) of the voting power of all shares entitled to vote at the meeting, or upon the receipt by the Corporation of a notice from a shareholder of the shareholder's intention to transfer shares in the Corporation pursuant to
Section 8.01 of Article VIII of these by-laws, the President shall call a special shareholders' meeting for the purposes specified in such request and cause notice thereof to be given. If the President shall not so call the meeting within fifteen (15) days after the receipt of such shareholders' request, such shareholders may call the same.

         Section 2.05. Notice of Meetings. Written notice of each meeting of shareholders stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered to each shareholder of record entitled to vote at such meeting not less than seven (7) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or such other officer calling the meeting.

         Section 2.06. Action by Consent. Any action required to be taken at a meeting of the shareholders, annual or special, may be taken without a meeting if a consent in writing setting forth the action so taken is executed by all of the shareholders entitled to vote with respect to the subject matter thereof.

         Section 2.07. Closing of Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period; in no event, however, shall such period exceed seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days prior to such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix, in advance, a date as the record date for any such determination of shareholders; in no event, however, shall such date be earlier than the date such action is taken by the Board of Directors and not more than seventy (70) days, and, in case of meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting or to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof. The record date for determining shareholders entitled to express consent in writing without a meeting, when no notice of meeting is mailed, shall be the day on which the first written consent is expressed.

         Section 2.08. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law:

         Section 2.09. List of Shareholders. The officer or agent having charge of the transfer books for shares shall make, at least five (5) days prior to each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of five (5) days prior to such meeting, shall be kept on file at the principal office of the Corporation, and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept available during the meeting, and shall be subject to inspection by any shareholder during the meeting. The original share ledger or transfer book, or a duplicate thereof, shall be prima facie evidence as to the names of the shareholders entitled to examine such list or share ledger or transfer book, or to vote at any meeting of the shareholders.

                                  ARTICLE III

                           QUORUM AND VOTING OF STOCK

         Section 3.01. Quorum. The holders of a majority of the shares of stock issued, outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting, without notice other than an announcement at such meeting, until a quorum shall be present or represented.

         If a quorum is present or represented, the affirmative vote of a majority of the shares represented at the meeting shall be the act of the shareholders, unless the vote of a greater number of shares is otherwise required by law or by the Certificate of Incorporation.

         Section 3.02. Voting of Shares. Each outstanding share having voting power, unless limited, enlarged or denied by the Certificate or Incorporation, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders.

         Section 3.03. Proxy. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by its duly authorized attorney-in-fact. A proxy is not valid eleven (11) months from its date unless it specifies the length of time for which it is to continue in force or limits its use to a particular meeting not yet held. Unless coupled with an interest sufficient in law to support an irrevocable power coupled therewith and specifically designated as such, no proxy shall be valid after ten (10) years from its date of execution.

                                   ARTICLE IV

                                    DIRECTORS

         Section 4.01. Number, Tenure and Qualifications. The initial Board of Directors shall consist of four (4) directors. Thereafter, such number shall be at least three (3), except that, where all the issued and outstanding shares are owned beneficially and of record by less than three (3) shareholders, the number may, by vote or consent of the shareholders, be less than three (3) but not less than the number of shareholders. Directors need not be residents of the State of Connecticut nor shareholders of the Corporation. The directors, other than the first Board of Directors, shall be elected at the annual meeting of shareholders, and each director elected shall serve until the next succeeding, annual meeting of shareholders and until his successor shall have been duly elected and qualified. The first Board of Directors shall hold office until the first annual meeting of shareholders.

         Section 4.02. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired portion of the term of his predecessor in office.

         Any vacancy created by an increase in the number of directorships shall be filled for the unexpired term by action of the shareholders.

         Section 4.03. Removal. The shareholders may, at any meeting called for the purpose, remove any director with or without cause by vote of a majority of the outstanding shares of the class or series of stock which elected the director or directors to be removed.

         Section 4.04. Resignations. Any director may resign at any time giving written notice to the Board of Directors or to the President. The resignation shall take effect at the time specified in the notice, and, unless otherwise specified in such notice, acceptance of the resignation shall not be necessary to make it effective.

         Section 4.05. General Powers. The business, property and affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and perform all such lawful acts as are not by law or by the Certificate of Incorporation or by these by-laws directed or required to be exercised or performed by the shareholders.

         Section 4.06. Establishment of Compensation. The Board of Directors shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise.

         Section 4.07. Place of Meetings. Meetings of the Board of Directors, annual, regular or special, may be held either within or outside the State of Connecticut.

         Section 4.08. Annual Meeting. The annual meeting of each newly elected Board of Directors shall be held without notice immediately after the annual meeting of shareholders.

         Section 4.09. Notice of Regular Meetings. Regular meetings of the Board of Directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board of Directors.

         Section 4.10. Notice of Special Meetings. Special meetings of the Board of Directors shall be called by the President on at least seven (7) days' written or oral notice to each director, delivered either personally, by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice or. the written request of two directors.

         Section 4.11. Waiver of Notice. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 4.12. Quorum. A majority of the directors shall constitute a quorum unless a greater number is required by law or by the Certificate of Incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Meetings of directors may be held by means of a telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence at such meeting.

         Section 4.13. Action by Consent. Any action required or permitted to be taken at any meeting of the directors may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

         Section 4.14. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be deemed to have assented to such action unless his or her dissent shall be entered in the minutes of the meeting or unless the director shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 4.15. Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among, its members an Executive Committee and one or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors, provided that no such committee shall have the authority of the Board of Directors in reference to amending the Certificate of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Corporation otherwise than in the regular course of its business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, or amending the by-laws of the Corporation. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

                                   ARTICLE V

                                    NOTICES

         Section 5.01. Notice in Writing. Whenever, by law or pursuant to the Certificate of Incorporation or these by-laws, notice is required to be given to any director or shareholder, such notice shall be delivered in writing either personally or by mail or telegram, addressed to such director or shareholder, at his address as it appears on the record of the Corporation, with postage thereon prepaid, and such notice shall be deemed delivered at the time when the same shall be deposited in the United States mail.

         Section 5.02. Waiver of Notice. Whenever any notice is required to be given by law or pursuant to the Certificate of Incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the receipt of such notice.

                                   ARTICLE VI

                                    OFFICERS

         Section 6.01. General. The officers of the Corporation shall be selected by the Board of Directors and shall be President, one or more Vice-Presidents, if elected, a Secretary and a Treasurer. Officers need not be directors or shareholders of the Corporation or residents of the State of Connecticut. Any two or more offices maybe held by the same individual, except the offices of President and Secretary.

         Section 6.02. Appointment of Other Officers, Employees and Agents. The Board of Directors may appoint such other officers, employees and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined, from time to time, by the Board of Directors.

         Section 6.03. Term, Removal and Vacancy. The officers of the Corporation shall hold office until their successors have been duly elected and qualified, or until their death, resignation or removal as hereinafter provided. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors without cause. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

         Section 6.04. Resignations. Any officer or agent may resign at anytime by giving written notice to the Board of Directors or to the President or Secretary. The resignation shall take effect at the time specified in the notice, and, unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective.

         Section 6.05. President. The President shall be the principal executive officer of the Corporation, shall preside at all meetings of the shareholders and the Board of Directors and, subject to the Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

         The President shall have authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

         The President shall do and perform all duties incident to the office of President and such other duties as may be assigned to the President by these by-laws or by the Board of Directors.

         Section 6.06. Vice-Presidents. The Vice-President, if elected, or if there shall be more than one, the Vice Presidents in the order of their election, shall, in the absence of or on account of the death, inability or refusal to act of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may, from time to time, prescribe.

         In the event there is no Vice-President then the Treasurer shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. A Vice-President shall perform such other duties as from time to time may be assigned to such Vice-President by the President or by the Board of Directors.

         Section 6.07. Secretary and Assistant Secretaries. The Secretary shall:
(a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents he execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a record of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) had general charge of the stock transfer books of the Corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or by the Board of Directors.

         The Assistant Secretary, or if there be more than one, the Assistant Secretaries shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the

Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 6.08. Treasurer and Assistant Treasurers. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate records of accounts, receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

         The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, upon request, and all his transactions as Treasurer and of the financial condition of the Corporation.

         If required by the Board of Directors, the Treasurer shall give to the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation of all books, papers, vouchers, money and other property of whatever kind in his/her possession or under his control belonging to the Corporation, in the event of his death, resignation, retirement or removal from office.

         The Assistant Treasurer, or, if there shall be more than one, the Assistant Treasurers shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may, from time to time, prescribe.

         Section 6.09. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

                                  ARTICLE VII

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         Section 7.01. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into contracts and agreements in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         Section 7.02. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a general or specific resolution of the Board of Directors.

         Section 7.03. Checks, Drafts or other Similar Orders. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         Section 7.04. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                  ARTICLE VIII

                        SHARES OF THE CORPORATION'S STOCK

         Section 8.01. Issuance of Shares. The Board of Directors shall have the authority from time to time to issue, dispose of, or receive subscriptions for the Corporation's shares, including treasury shares, to acquire the Corporation's own shares and to release, settle or compromise the obligation of any subscriber for the Corporation's shares.

         Section 8.02. Certificates. The shares of the Corporation shall be represented by certificates signed by the President or a Vice-President and the Secretary or an Assistant Secretary, and shall be sealed with the corporate seal. If the Corporation shall be authorized to issue shares of more than one class, there shall be set forth upon the certificate that the Corporation will furnish to any shareholder upon request and without charge, a full or summary statement of the designations, terms, limitations and relative rights and preferences of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

         The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar. In case any officer who has signed, or whose facsimile signature has been placed upon, such certificate shall have ceased to be an officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were in office at the date of its issue.

         The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and. cancelled.

         Section 8.03. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by the holder's legal representative, who shall furnish proper evidence of authority to transfer, or by the holder's attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, upon surrender of the certificate for cancellation. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

         Section 8.04. Dividends. The Board of Directors may from time to time declare and the Corporation may pay dividends on its outstanding shares in the manner, and upon the terms and conditions provided by law and the Certificate of Incorporation.

         Section 8.05. Lost Certificates. The Board of Directors may direct a new certificate to be issued to replace any certificate theretofore issued by the Corporation alleged to have been lost or destroyed. When authorizing the issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

                                   ARTICLE IX

                              TRANSFER RESTRICTIONS

         Section 9.01. Offer to Corporation. No shareholder shall transfer all or any portion of the stock in the Corporation now owned or hereafter acquired by such shareholder without the unanimous written consent of the other shareholders, or in the absence of such written consent, without first giving the other shareholders and the Corporation at least thirty (30) days' written notice by certified mail of the holder's intention to transfer such stock. The Secretary shall furnish list of the shareholders of the Corporation upon the request of any shareholder desiring to transfer shares. The notice shall contain the number of shares that the shareholder proposes to transfer, the price at which the shareholder proposes to transfer the stock, the name and address of the person or persons to whom the shareholder intends to transfer the stock if the said stock is not purchased by the Corporation or the other shareholders as hereafter provided, and a copy of the prospective transferee's offer to purchase the said shares. Within such thirty (30) day period, a special meeting of the shareholders shall be held by the Corporation solely for the purpose of considering the proposed transfer of stock. At such meeting such stock as the shareholder desires to transfer shall be offered for sale and shall be subject to an option to purchase on the part of the Corporation which option shall be exercised, if at all, at the time of such meeting by a vote of a majority of the shares present and eligible to vote. The shareholder offering the stock shall not be entitled to vote the stock being offered or other stock owned by such shareholder, if any, at a meeting called for the purpose of considering such an offer. The Corporation may purchase all or any portion of the stock being offered for sale by the shareholder. The purchase price shall be the price contained in the notice of intention to transfer and shall be payable on the same terms provided in the prospective transferee's offer or in cash or by certified or bank check, at the option of the Corporation, within sixty (60) days after the exercise of the option.

         Section 9.02. Offer to Other Shareholders. If all of the stock being offered for transfer by the offering-shareholder is not purchased by the Corporation in accordance with the provisions of Section 9.01 of this Article IX, the stock not so purchased shall be subject to an option to purchase on the part of the other shareholders, which option shall be exercised at the time of the special meeting of the shareholders called pursuant to the provisions of
Section 9.01 above. If the Corporation exercises its option and subsequently fails to pay for said stock, a second special meeting of the shareholders shall be called within ten (10) days after the expiration of the aforesaid sixty (60) day period for the purpose of considering and exercising the shareholders' options. The purchase price shall be the price provided in the notice of intention to transfer and shall be payable in cash or by certified or bank check within sixty
(60) days of the exercise of the option. Each shareholder entitled to vote and be present or represented at said meeting shall be entitled to purchase that proportion of the offered stock which has not been purchased by the Corporation as the number of shares owned by such shareholder is to the total number of issued and outstanding shares of the Corporation, exclusive of the shares owned by the offering shareholder and of the shares owned by the shareholders not present or represented at the meeting. A shareholder may purchase fewer than the total number of shares such shareholder is entitled to purchase.

         Shareholders who fail to exercise their options or exercise their options for less than the total number of shares to which they are entitled shall be entitled to no further options with respect to the shares being offered. Every other shareholder present or represented at the meeting (with the exception of the offering shareholder) shall be entitled to exercise a further option to purchase such proportion of the offered shares which have not been purchased by the shareholders or the Corporation as the total number of shares owned by the said shareholder before the special meeting is to the total number of shares owned before said special meeting by all shareholders who have exercised full options on the previous round.

         The exercise of options shall continue in a like manner until the shareholders have purchased all of the stock being offered or until no shareholder wishes to exercise a further option.

         Section 9.03. Termination of Restrictions. If all the stock being offered for sale by the offering shareholder is not purchased by the Corporation or by the other shareholders or by both in accordance with this Article IX, all restrictions imposed on the transfer of such stock shall forthwith terminate; provided, however, that if the offering shareholder does not transfer the offered stock in accordance with the notice given to the Corporation and shareholders within six (6) months after the last special meeting held to consider the shareholder's offer, the offering shareholder must again comply with these provisions.

         Section 9.04. Notices. Any notices required or provided for in this
Article IX shall be in writing and shall be sent by certified mail to each shareholder of record at the shareholder's address as it appears on the stock transfer books of the Corporation and to the Corporation at its registered office.

         Section 9.05. Applicability of Restrictions. All transfers of the stock of the Corporation, whether upon the death of a shareholder or inter vivos, in trust, by gift, pledge, attachment, encumbrance or otherwise, are intended to be included in the prohibitions of this Article IX; provided, however, that transfers by way of an involuntary attachment or encumbrance that is released or removed within sixty (60) days after its placement shall not constitute a transfer subject to said restrictions. In the case of a gift the purchase price shall be the price as calculated for the death of a shareholder as set forth below. In the case of a transfer by virtue of a pledge, attachment or other encumbrance, the purchase price shall be the lesser of (a) the debt which is to be secured or satisfied by the stock pledged or encumbered or (b) the price as calculated for the death of a shareholder as set forth below. Any transfer contrary to the provisions of this Article IX shall be void.

         Notwithstanding anything to the contrary contained in these by-laws, for the purposes of this Article IX the shareholders shall agree in writing at each annual meeting of the shareholders, or annually at such other time as may be determined in writing from time to time by the holders of a majority of the issued and outstanding shares, as to the per share value of the stock of the Corporation (the "Established Value"). In the event of a shareholder's death, the Corporation shall pay to the representative of the estate of the deceased shareholder an amount equal to the Established Value of the stock of the Corporation held in the name of the deceased shareholder at death, and said representative shall tender to the Corporation all stock certificates evidencing such shares; provided, however, that in the event that at the time of the death of said shareholder an Established Value has not been agreed to, or. was last agreed to more than twelve (12) months prior to the date of death, the price to be paid for such shares shall be the fair market value of such shares as agreed to by the Corporation and the representative of the estate of the deceased shareholder. In the event that the Corporation and said representative fail to so agree promptly, the price to be paid for said shares shall be the fair market value of said shares as determined by an independent appraiser selected by mutual agreement of the Corporation and said representative, which fair market value shall reflect the future earnings of the Corporation as well as other commercial factors typically considered in determination of the fair market value of shares of a closely held corporation engaged in the same business as that of the Corporation.

         In the event that shares of stock of the Corporation are purchased by the Corporation and/or shareholders pursuant to this Article IX, for whatever reason, the Corporation and/or the purchasing shareholders, as the case may be, shall have the right to pay for such shares in monthly, quarterly, semi-annual or annual installments with simple interest thereon payable at the rate of 8% per annum, provided that in all cases, total payment for such shares shall be made within five (5) years after (a) the date of appointment of the representative to the estate of a shareholder in the event of death, or (b) the date of receipt of a written notice to the Corporation of a shareholder's intent to transfer shares inter vivos. In addition, the Corporation may purchase life insurance in amounts as it deems advisable, fifty percent (50%) of the proceeds of which shall be used by the Corporation to pay for the shares held by the deceased shareholder at his death, in periodic payments as provided above or in single lump sum payment as the Corporation may determine.

         Subject to Section 9.06. hereof and not withstanding any other provision of these by-laws to the contrary, this Article IX may be amended only by an affirmative vote of the holders of not less than seventy-five percent (75%) of the issued and outstanding shares of the Corporation entitled to vote.

         Section 9.06. Amendment to Certificate of Incorporation. Notwithstanding the provisions of this Article IX, if the Certificate of Incorporation of the Corporation is amended by the addition of stock transfer restrictions, the provisions of the amended Certificate of Incorporation shall control the transfer of any stock for which a notice of intention to transfer stock has not been given before the amended Certificate of Incorporation is filed with the Secretary of State.

         Section 9.07. Shareholder Agreement. Notwithstanding the provisions of this Article IX, if transfer of the shares is restricted pursuant to a written agreement between the Corporation and its shareholders, the provisions of such agreement, rather than this Article IX, shall control such transfers.

                                   ARTICLE X

                               GENERAL PROVISIONS

         Section 10.01. Checks. All checks or demands for money and notes of the Corporation shall be executed by the President and Treasurer or by such other officer or officers as the Board of Directors may, from time to time, authorize.

         Section 10.02. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

         Section 10.03. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the word "Connecticut". The seal may be used by causing it or a facsimile thereof to be impressed, affixed or in any manner reproduced.

                                   ARTICLE XI

                                 INDEMNIFICATION

         The Corporation shall have the power to indemnify individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement arising from any threatened, pending or completed action, suit or proceeding and to purchase insurance therefore, all as provided by the Stock Corporation Act

                                  ARTICLE XII

                           STOCK OF OTHER CORPORATIONS

         Subject to any specific directions of the shareholders, any rights or powers which the Corporation may have from time to time as the owner or holder of stock or any other security of any other corporation may be exercised on behalf of the Corporation by the President of the Corporation in such manner as the President shall from time to time determine; including, without limitation, the right or power of the Corporation to exercise at a meeting its voting rights under any such security, or to execute consents in lieu of a meeting, or to waive notice of any meeting, or to exercise or waive any subscription or other rights or options which the Corporation may have or receive as such owner or holder, or to execute a proxy or proxies with respect to any such security. The Board of Directors may at any time or from time to time grant authority to one or more officers of the Corporation to dispose of any such securities of any other corporation or corporations on such terms and conditions, to such person or persons and at such time or times as such officer or officers may determine.

                                  ARTICLE XIII

                                   AMENDMENTS

         These by-laws may be altered, amended or repealed and new by-laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors, subject to the power of the shareholders to modify or revoke any such amendment as provided by-law. Notwithstanding the foregoing, the Board of Directors shall not amend or repeal the provisions of Article VIII of these by-laws and any new by-laws adopted by the Board must contain said provisions without approval of the shareholders.